EXHIBIT 10.37

Asset Purchase and Assignment Agreement

This Asset Purchase and Assignment Agreement (this “Agreement”) is made as of February 1, 2007 (the “Effective Date”) between Vois Networking, Inc., a Florida corporation with offices located at 313 N.E. 3rd Street, Delray Beach, FL 33444 (“Seller”), and Medstrong International Corporation, a Delaware corporation with offices located at 255 N.E. 6th Avenue, Delray Beach, FL 33483 (”Purchaser”).

WHEREAS, Seller has agreed to sell, transfer and assign, and Purchaser has agreed to accept and assume, all of its right, title and interest in and to the assets identified in Exhibit A attached hereto (the “Purchased/Assigned Assets”).

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS THAT, for and in consideration of the promises made herein, and the payment of $24,044.22 (“Purchase Price”) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to the following terms and conditions:

1.
Seller does hereby sell, transfer and assign to Purchaser as of the Effective Date all right, title and interest in and to, or other benefits deriving from, the Purchased/Assigned Assets. This Agreement includes, without limitation, the bill of sale of the Purchased/Assigned Assets by Seller to Purchaser.

2.
Seller does hereby confirm that the Purchased/Assigned Assets are fully assignable, and hereby represents and warrants that: (a) it is the lawful owner of the Purchased/Assigned Assets, (b) the assets are free from all encumbrances, and (c) it has good right and title to sell the assets as provided herein.

3.
Seller agrees to execute and deliver to Purchaser all instruments necessary or convenient to convey the Purchased/Assigned Assets to Purchaser. Seller agrees to indemnify and hold harmless Purchaser from any and all claims, losses, damages, expenses and attorney fees that may arise from the Purchased/Assigned Assets prior to the Effective Date.

4.
Purchaser does hereby purchase and accept such assignment of the Purchased/Assigned Assets and agrees to indemnify and hold Seller harmless from any claims, losses, damages, expenses and attorney fees, which may arise from the Purchased/Assigned Assets after the Effective Date.

5.	The Purchaser and Seller and any of their respective successors and assigns are bound by this Assignment.

6.
With respect to Purchased/Assigned Assets that are Domain Names, the Seller agrees (a) that this assignment includes the assignment of all rights in and to the domain name, together with the goodwill of the business connected with and symbolized by such Domain Name, including the trademark and the service mark and any intellectual property rights relating thereto, to the extent any such trademark, service mark, or intellectual property rights exist; (b) Seller agrees to change the registered owner of the Domain Names to the Purchaser and the Purchaser agrees to accept the change of the registered owner of the Domain Names. Specifically, Seller agrees immediately to prepare and transmit the necessary InterNic Registrant Name Change Agreement (RNCA) and or to correspond with InterNic to authorize transfer of the Domain Name, effective as of the Closing Date as hereinafter defined, Seller agrees to bear all costs associated with its obligations in this Paragraph 5.

7.
With respect to trade marks, service marks and all other Purchased/Assigned Assets, Seller agrees to provide assistance reasonably requested by Purchaser from time to time reasonably required to perfect the assignment and transfer of the Purchased/Assigned Assets, including by way of example filings with the United States Patent and Trademark Office.

8. This Agreement shall be construed, interpreted, and enforced pursuant to the laws and judicial precedents of the State of Florida, without reference to principles of conflicts of law.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement by its officers hereunto duly authorized as of the day and year first above set forth.

Seller:	Purchaser:

VOIS NETWORKING, INC., a Florida corporation	MEDSTRONG INTERNATIONAL CORPORATION, a Delaware corporation

By: /s/ Herb Tabin	By: /s/ Stephen Bartkiw
Print Name:	Print Name:

Title:	Title:

EXHIBIT A

Purchased/Assigned Assets

Category	Quantity	Price

Fixed Assets:
Office Chairs & Whiteboards	5 Chairs/ 9 white boards	$1,759.20
Dell PC's	7	$2,079.95
Video Cards	7	$2,762.45
Wireless Cards	7	$310.50
Monitors	28	$4,747.35
White Boards	2	$511.17
Wireless Base stations	Various	$420.81
Color printer	1	$851.15
Sub Total Fixed Assets		$13,442.58

Intangible Assets:
VOIS.com including all website and software development and applicable contracts		$10,000.00
vbux.com		$59.00
jvois.com		$68.38
catholicvois.com		$68.38
cvois.com		$68.38
voislight.com		$68.38
christianvois.com		$68.38
voislite.com		$68.38
jewishvois.com		$68.38
gayvois.com		$36.38
blackvois.com		$9.20
swingervois.com		$9.20
lesbianvois.com		$9.20
Sub Total Intangible Assets		$10,601.64

Total Purchase Price		$24,044.22